

                                                                                                                      Exhibit 10.32
DOE F 4600 1                                             U.S. DEPARTMENT OF ENERGY
(11/04)                                            NOTICE OF FINANCIAL ASSISTANCE AWARD
Under the authority of Public Law  104-271, Hydrogen Future Act
                                   -------------------------------------------------------------------------------------------------

---------------------------------------------------------------------- -------------------------------------------------------------

  1. PROJECT TITLE                                                       2. INSTRUMENT TYPE Startech Hydrogen Production Project
     Startech Hydrogen Production Project                                   [ ] GRANT             [x]    COOPERATIVE AGREEMENT
---------------------------------------------------------------------- ---------------------------------- --------------------------

  3. RECIPIENT (Name, address, zip code)                                 4. INSTRUMENT NO.                  5. AMENDMENT NO.
     Startech Environmental Corp.                                           DE-FC36-04GO14233                              A001
     15 Old Danbury Road
     Suite 203                                                           6. BUDGET PERIOD                   7. PROJECT PERIOD
     Wilton, CT 06897                                                       FROM:07/01/2005                    FROM:10/01/2004
                                                                            THRU:06/30/2006                    THRU:09/30/2005
---------------------------------------------------------------------- ---------------------------------- --------------------------

  8. RECIPIENT PROJECT DIRECTOR (Name, phone and E-mail)                10. TYPE OF AWARD David
     Lynch Phone: 203-762-2499
     E-mail:  dlynch@startech.net                                           [ ]  NEW            [ ]CONTINUATION         [x]RENEWAL

                                                                            [ ]  REVISION       [ ]INCREMENTAL FUNDING
---------------------------------------------------------------------- -------------------------------------------------------------

  9. RECIPIENT BUSINESS OFFICER (Name, phone and E-mail) Ralph Dechiaro Phone:
     203-762-2499 E-mail: rdechiar@startech.net
---------------------------------------------------------------------- -------------------------------------------------------------

11.  DOE PROJECT OFFICER (Name, address, phone and E-mail)              12.DOE AWARD ADMINISTRATOR (Name, address, phone and E-mail)
     Jill Gruber               Phone:  303-275-4961                        Stephanie N. Carabajal        Phone:303-275-4911
     Golden Field Office                                                   Golden Field Office
     1617 Cole Blvd.                                                       1617 Cole Blvd.
     Golden, CO 80401-3305                                                 Golden, CO 80401-3305
     E-mail:  jill.gruber@go.doe.gov                                       E-mail:  Stephanie.carabajal@go.doe.gov
---------------------------------------------------------------------- -------------------------------------------------------------
13. RECIPIENT TYPE
     [ ]  STATE GOV'T        [ ]   INDIAN TRIBAL GOV'T       [ ]    HOSPITAL                [x]   FOR PROFIT        [ ]   INDIVIDUAL
                                                                                                  ORGANIZATION
     [ ]  LOCAL GOV'T        [ ]   INSTITUTION OF            [ ]    OTHER NONPROFIT         [x]   C   [ ] P   [ ]SP [ ]   OTHER
                                   HIGHER EDUCATION                 ORGANIZATION                                          (Specify)

                                                                                                                     ---------------
---------------------------------------------------------------------------------------------- -------------------------------------

14. ACCOUNTING AND APPROPRIATIONS DATA:                                             15. EMPLOYER I.D.
------------------------------------------------------------------------------------------------------------------------------------
a. Appropriation Symbol b. B&R Number c. FT/AFP/OC d. CFA Number                     a. TIN: 841286576
   89X0224.91              EB4206170     YA/FT5491/410/8635                          b. DUNS: 795142389

------------------------------------------------------------------------------------------------------------------------------------

16. BUDGET AND FUNDING INFORMATION
---------------------------------------------------------------------- -------------------------------------------------------------

a. CURRENT BUDGET PERIOD INFORMATION                                                 b. CUMULATIVE DOE OBLIGATIONS
---------------------------------------------------------------------- -------------------------------------------------------------

(1)  DOE Funds Obligated This Action                $   496,000.00     (1)              This Budget Period             $ 496,000.00
                                                     -------------                                                      -----------
(2)  DOE Funds Authorized for Carry Over            $         0.00         [Total of lines a.(1) and a.(3)]
                                                     -------------
(3)  DOE Funds Previously Obligated in this Budget Period$    0.00
                                                          --------
(4)  DOE Share of Total Approved Budget             $   496,000.00     (2) Prior Budget Periods                        $ 490,539.00
                                                     -------------                                                      -----------
(5)  Recipient Share of Total Approved Budget       $   124,000.00
                                                     -------------
(6)  Total Approved Budget                          $   620,000.00     (3) Project Period to Date                      $ 986,539.00
                                                     -------------                                                      -----------
                                                                           [Total of lines b.(1) and b.(2)]
------------------------------------------------------------------------------------------------------------------------------------

17. TOTAL ESTIMATED COST OF PROJECT, INCLUDING DOE FUNDS TO FFRDC: $1,233,174.00
    (This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)
------------------------------------------------------------------------------------------------------------------------------------

18. AWARD AGREEMENT TERMS AND CONDITIONS
    This award/agreement consists of this form plus the following:
    a. Special terms and conditions.
    b. Applicable program regulations (Specify)_________________________    (Date) _________________________.
    c. DOE Assistance Regulations, 10 CFR Part 600 at http://ecfr.gpoaccess.gov  and if the award is to a Federal Demonstration
       Partnership (FDP) institution, the FDP Terms & Conditions and the DOE FDP Agency Specific Requirements at http://www/nsf.gov.
    d. Application/proposal as approved by DOE.
    e. National Policy Assurances to Be Incorporated as Award Terms at http://grants.pr.doe.gov.
------------------------------------------------------------------------------------------------------------------------------------

19. REMARKS
    Attachment 1, Special Terms and Conditions; Attachment 2, Intellectual Property Provisions; Attachment 3, Budget: and Attachment
    4, Reporting Requirements, are made part of this award and supercede previous provisions.  Attachment 5, Statement of
    Objectives, is made part of this award and continues award activities begun under the basic award. The DOE Project Officer is revised as reflected in Block 11 above. All other terms and conditions remain unchanged.

------------------------------------------------------------------------------------------------------------------------------------

20. EVIDENCE OF RECIPIENT ACCEPTANCE                                      21. AWARDED BY

    /s/                                                                    /s/                                             7/12/05
    --------------------------------------------------------------         ---------------------------------------------------------
    (Signature of Authorized Recipient Official)      (Date)               (Signature)                                     (Date)

    Joseph F. Longo                                                        James P. Damm
    --------------------------------------------------------------         ---------------------------------------------------------
                              (Name)                                                                 (Name)
    CEO & President                                                        Contracting Officer
    --------------------------------------------------------------         ---------------------------------------------------------
                              (Title)                                                                (Title)
------------------------------------------------------------------------------------------------------------------------------------





                                                                                            DE-FC36-04GO14233, A001
2/7/2005
 .

                                                                                                       Attachment 1
                          SPECIAL TERMS AND CONDITIONS
                          ----------------------------

                                Table of Contents
                                -----------------

Number            Subject                                                                                      Page
------            -------                                                                                      ----

1. RESOLUTION OF CONFLICTING CONDITIONS (OCT
2004)..........................................................2 2. PAYMENT
PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED STANDARD APPLICATION FOR
PAYMENTS (ASAP)
         SYSTEM (OCT 2004)........................................................................................2
3.       COST SHARING (OCT 2004)..................................................................................2
4.       USE OF PROGRAM INCOME (OCT 2004).........................................................................3
5.       STATEMENT OF FEDERAL STEWARDSHIP (OCT 2004)..............................................................3
6.       STATEMENT OF SUBSTANTIAL INVOLVEMENT.....................................................................3
7.       SITE VISITS (OCT 2004)...................................................................................4
8.       REPORTING REQUIREMENTS (OCT 2004)........................................................................4
9.       PUBLICATIONS (OCT 2004)..................................................................................4
10.      FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS (OCT 2004)....................................................5
11.      INTELLECTUAL PROPERTY PROVISIONS (OCT 2004)..............................................................5
12.      NATIONAL SECURITY: CLASSIFIABLE RESULTS ORIGINATING UNDER AN AWARD (OCT 2004)............................5
13.      CONTINUATION APPLICATION AND FUNDING (OCT 2004)..........................................................6
14.      LOBBYING RESTRICTIONS (OCT 2004).........................................................................7
15.      NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS (OCT
         2004)....................................................................................................7
16.      ANNUAL INDIRECT COST PROPOSAL AND RECONCILIATION
         (OCT 2004)...............................................................................................7
17.      INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP...................................................................7


2/7/2005




                                                         DE-FC36-04GO14233, A001


                          Special Terms and Conditions


1.       RESOLUTION OF CONFLICTING CONDITIONS (OCT 2004)

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award
Administrator identified in Block 12 of the Notice of Financial Assistance Award for guidance.

2.       PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE
         AUTOMATED STANDARD APPLICATION FOR PAYMENTS (ASAP) SYSTEM (OCT 2004)

a. Method of Payment. Payment will be made by reimbursement through the Department of Treasury's ASAP system.

b. Requesting Reimbursement. Requests for reimbursements must be made through the ASAP system. Your requests for reimbursement should coincide with your normal billing pattern, but not more frequently than every two weeks. Each request must be limited to the amount of disbursements made for the federal share of direct project costs and the proportionate share of allowable indirect costs incurred during that billing period.

c. Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE/NNSA.

d. Payments. All payments are made by electronic funds transfer to the bank account identified on the ASAP Bank Information Form that you filed with the U.S. Department of Treasury.

3.       COST SHARING (OCT 2004)

a. Notwithstanding the Recipient's cost share described below in paragraph b, you must cost share a minimum of 20 percent of the total allowable
         Project Costs (Total allowable Project Costs are the sum of the Government share and the Recipient share of allowable project costs).
         Your cost share must come from non-Federal sources. By accepting federal funds under this award, you agree that you are liable for your percentage share of the total allowable Project Costs incurred even if the project is terminated early or is not funded to its completion.

2/7/2005
                                       2


b. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. This cost is shared as follows:

        -----------------------------------------------------------------------------------------------------
         Budget Period    Budget Period          Government             Recipient                Total
              No.           Start Date             Share                  Share                Estimated
                                                   $ / %                  $ / %                   Cost
        -----------------------------------------------------------------------------------------------------
            1               10/01/2004          $490,539 / 80%        $122,635 / 20%            $613,174
        -----------------------------------------------------------------------------------------------------
            2               07/01/2005          $496,000 / 80%        $124,000 / 20%            $620,000
        -----------------------------------------------------------------------------------------------------
        Cumulative Total                        $986,539              $246,635                $1,233,174
        -----------------------------------------------------------------------------------------------------

c. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph b of this article, you should immediately provide written notification to the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

d. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE/NNSA. Such records are subject to audit.

e. Failure to provide the cost sharing required in paragraphs a and b may result in the subsequent recovery by DOE/NNSA of some or all the funds provided under the award.

4.       USE OF PROGRAM INCOME (OCT 2004)

If you earn program income during the project period as a result of this award, you may use the program income to meet your cost sharing requirement.

5.       STATEMENT OF FEDERAL STEWARDSHIP (OCT 2004)

DOE/NNSA will exercise normal Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to insure that the award objectives have been accomplished.

6.       STATEMENT OF SUBSTANTIAL INVOLVEMENT

The Project Officer and/or HQ Program Technology Manager will routinely and periodically review the progress of the Recipient and redirect the Recipient as necessary to keep on track with the cognizant programmatic elements of the HFCIT
Multi-Year Program Plan.


                                       3


7.       SITE VISITS (OCT 2004)

DOE/NNSA's authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide and must require your subawardees to provide reasonable facilities and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

8.       REPORTING REQUIREMENTS (OCT 2004)

a. Requirements. The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award.
         Noncompliance may result in withholding of future payments, suspension or termination of the current award, and withholding of future awards.
         A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

b. Dissemination of scientific/technical reports. Scientific/technical reports submitted under this award will be disseminated on the Internet via the DOE Information Bridge (www.osti.gov/bridqe), unless the report contains patentable material, protected data or SBIR/STTR data. In addition, these reports must not contain any limited rights data
         (proprietary data), classified information, information subject to export control classification, or other information not subject to release. Citations for journal articles produced under the award will appear on the DOE Energy Citations Database (www.osti.gov/ecd).

9.       PUBLICATIONS (OCT 2004)

a. You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

b. An acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

                  Acknowledgment: "This material is based upon work supported by the Department of Energy [National Nuclear Security
                  Administration] [add name(s) of other agencies, if applicable] under Award Number(s) [enter the award number(s)]."

                  Disclaimer: "This report was prepared as an account of work sponsored by an agency of the United States Government.
                  Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that


                                       4



                  its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

10.      FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS (OCT 2004)

You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award,

11.      INTELLECTUAL PROPERTY PROVISIONS (OCT 2004)

The intellectual property provisions applicable to this award are provided as an attachment to this award or are referenced in Block 19 of the Notice of Financial Assistance Award.

12.      NATIONAL SECURITY: CLASSIFIABLE RESULTS ORIGINATING UNDER AN AWARD (OCT
         2004)

a.       This award is intended for unclassified, publicly releasable research.
         You will not be granted access to classified information. DOE/NNSA does not expect that the results of the research project will involve classified information. Under certain circumstances, however, a classification review of information originated under the award may be required. The Department may review research work generated under this award at any time to determine if it requires classification.

b. Executive Order 12958 (60 Fed. Reg. 19,825 (1995)) states that basic scientific research information not clearly related to the national security shall not be classified. Nevertheless, some information concerning (among other things) scientific, technological, or economic matters relating to national security or cryptology may require classification. If you originate information during the course of this award that you believe requires classification under this Executive order, you must promptly:

          1.   Notify the DOE Project Officer identified in Block 11 and the DOE
               Award Administrator identified in Block 12 of the Notice of Financial Assistance Award.

          2. Submit the information by registered mail directly to the Director, Office of Classification and Information Control,
               SO-10.2; U.S. Department of Energy; P.O. Box A; Germantown, MD
               20875-0963, for classification review.

          3. Restrict access to the information to the maximum extent possible until you are informed that the information is not classified, but no longer than 30 days after receipt by the Director, Office of Classification and Information Control.

c. If you originate information concerning the production or utilization of special nuclear material (i.e., plutonium, uranium enriched in the isotope 233 or 235, and any other material so determined under section
         51 of the Atomic Energy Act) or nuclear energy, you must:


                                       5


          1.   Notify the DOE Project Officer identified in Block 11 and the DOE
               Award Administrator identified in Block 12 of the Notice of Financial Assistance Award.

          2. Submit the information by registered mail directly to the Director, Office of Classification and Information Control,
               SO-10.2; U.S. Department of Energy; P. O. Box A; Germantown, MD
               20875-0963 for classification review within 180 days of the date the recipient first discovers or first has reason to believe that the information is useful in such production or utilization.

          3. Restrict access to the information to the maximum extent possible until you are informed that the information is not classified, but no longer than 90 days after receipt by the Director, Office of Classification and Information Control.

d. If DOE determines any of the information requires classification, you agree that the Government may terminate the award by mutual agreement in accordance with 10 CFR 600.25(d). All material deemed to be classified must be forwarded to the DOE, in a manner specified by DOE.

e. If DOE does not respond within the specified time periods, you are under no further obligation to restrict access to the information.

13.      CONTINUATION APPLICATION AND FUNDING (OCT 2004)

a. Continuation Application. A continuation application is a non-competitive application for an additional budget period within a previously approved project period. At least 90 days before the end of each budget period, you must submit to the DOE Project Officer identified in Block 11 and the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award your continuation application, which includes the following information:

          1. A report on your progress towards meeting the objectives of the project, including any significant findings, conclusions, or developments, and an estimate of any unobligated balances remaining at the end of the budget period. If the remaining unobligated balance is estimated to exceed 20 percent of the funds available for the budget period, explain why the excess funds have not been obligated and how they will be used in the next budget period.

          2. A detailed budget and supporting justification for the upcoming budget period if additional funds are requested, a reduction of funds is anticipated, or a budget for the upcoming budget period was not approved at the time of award.

          3. A description of your plans for the conduct of the project during the upcoming budget period, if there are changes from the DOE approved application.


                                       6


b. Continuation Funding. Continuation funding is contingent on (1) availability of funds; (2) satisfactory progress towards meeting the objectives of your approved application; (3) submittal of required reports; and (4) compliance with the terms and conditions of the award.

14.      LOBBYING RESTRICTIONS (OCT 2004)

By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18
U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

15.      NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS
         -- SENSE OF CONGRESS (OCT 2004)

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

16.      ANNUAL INDIRECT COST PROPOSAL AND RECONCILIATION (OCT 2004)

a. In accordance with the applicable cost principles, you must submit an annual indirect cost proposal, reconciled to your financial statements, within six months after the close of each fiscal year, unless you have negotiated a predetermined or fixed indirect rate(s), or fixed amount for indirect or facilities and administration (F&A) costs.

b. You should submit your annual indirect cost proposal directly to the cognizant agency for negotiating and approving indirect costs. If DOE is the cognizant agency, send your proposal to the Cognizant Department of Energy Office (CDO). If you do not have a cognizant agency or if you do not know your DOE CDO, contact the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award.

17.      INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

(a) You shall immediately notify the DOE Contracting Officer of: (i) your intent to, or your parent's intent to, institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) your consent to the institution of an involuntary case under the Bankruptcy Act against you or your parent; (iii) the filing of any similar proceeding for or against you or your parent, or its consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over you, under any other applicable state or federal law; or (iv) your insolvency due to your inability to pay your debts generally as they become due.

(b) Upon the occurrence of any of the four situations described in paragraph (a), and until DOE has conducted an Agency Review of your financial status, you are prohibited from drawing down on DOE funds without authorization from the DOE Contracting Officer, and any invoices submitted for reimbursement must be approved by the Contracting Officer. In addition, DOE reserves the right to change your payment method or institute payment controls as a result of the Agency
         Review.


                                       7


(c) If you fail to notify the DOE Contracting Officer of any of the situations described in paragraph (a) or violate the provisions of paragraph (b), then DOE may unilaterally suspend payments or terminate this Award.

(d) This provision supersedes the Payment Procedures provision contained in these Special Terms and Conditions.





                                       8




                                                         DE-FC36-04GO14233, A001
                                                                        CSB-1003

                                                                    Attachment 2

                                    CSB-1003
                   Intellectual Property Provisions (CSB-1003)
                              Cooperative Agreement
                     Research, Development, or Demonstration
                            Domestic Small Businesses

01.  FAR 52.227-1               Authorization and Consent (JUL 1995)-Alternate I
                                (APR 1984)

02.                             FAR 52.227-2 Notice and
                                Assistance Regarding
                                Patent and Copyright
                                Infringement (AUG 1996)
                                This clause is not
                                applicable if the award
                                is for less than
                                $100,000, in aggregate.

03.  10 CFR 600.325             Rights in Data - General (OCT 2003)
                                Appendix A

04.  FAR 52.227-23              Rights to Proposal Data (Technical) (JUN 1987)

05  10 CFR 600.325              Patent Rights (Small Business Firms and
                                Nonprofit Appendix A Organizations) (OCT 2003)


NOTE: In reading these provisions, any reference to "contractor" shall mean
"recipient," and any reference to "contract" or "subcontract" shall mean "award" or "subaward."






                                                                       CSB-1003



01.     FAR 52.227-1 Authorization and Consent (JUL 1995)-Alternate I (APR 1984)

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for research and development expected to exceed the simplified acquisition threshold; however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

(End of clause)

02.      FAR 52.227-2 Notice and Assistance Regarding Patent and Copyright
         Infringement (AUG 1996)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

(End of clause)

03.      10 CFR Part 600.325 Appendix A, Rights in Data - General (OCT 2003)

(a)      Definitions

         Computer Data Bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

         Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created or compiled. The term does not include computer data bases.


                                                                        CSB-1003
                                       1




         Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to administration, such as financial, administrative, cost or pricing, or management information.

         Form, fit, and function data, as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

         Limited rights, as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of subparagraph (g)(2) if included in this clause.

         Limited rights data, as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

         Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software; including minor modifications of such computer software.
Restricted rights, as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of subparagraph (g)(3) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.

         Technical data, as used in this clause, means data (other than computer software) which are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base. Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

(b)      Allocations of Rights

         (1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in-

         (i) Data first produced in the performance of this agreement;

         (ii) Form, fit, and function data delivered under this agreement;

                                                                        CSB-1003
                                       2


         (iii) Data delivered under this agreement (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this agreement; and

         (iv) All other data delivered under this agreement unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

         (2) The Recipient shall have the right to-

         (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this agreement, unless provided otherwise in paragraph (d) of this clause;

         (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) of this clause;

         (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take over appropriate action, in accordance with paragraphs (e) and (f) of this clause; and

         (iv) Establish claim to copyright subsisting in data first produced in the performance of this agreement to the extent provided in subparagraph (c)(1) of this clause.

(c)      Copyright

         (1) Data first produced in the performance of this agreement. Unless provided otherwise in paragraph (d) of this clause, the Recipient may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in data first produced in the performance of this agreement. When claim to copyright is made, the Recipient shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgement of Government sponsorship (including agreement number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For such copyrighted data, including computer software, the Recipient grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government.

         (2) Data not first produced in the performance of this agreement. The
Recipient shall not, without prior written permission of the Contracting
Officer, incorporate in data delivered under this agreement any data not first produced in the performance of this agreement and which contains the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) of this clause if included in this agreement or as otherwise may be provided in a collateral agreement incorporated in or made part of this agreement.

                                                                        CSB-1003
                                       3


         (3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d)      Release, Publication and Use of Data

         (1) The Recipient shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this agreement, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this agreement.

         (2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this award, which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the contracting officer.

(e)      Unauthorized Marking of Data

         (1) Notwithstanding any other provisions of this agreement concerning inspection or acceptance, if any data delivered under this agreement are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this agreement, the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

         (i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

         (ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

         (iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subparagraph (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting
Officer's decision. The Government shall continue to abide by the markings under this subparagraph (e)(1)(iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

                                                                        CSB-1003
                                       4


         (2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(f)      Omitted or Incorrect Markings

         (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery or such data, permission to have notices placed on qualifying data at the Recipient's expense, and the Contracting Officer may agree to do so if the Recipient:

         (i) Identifies the data to which the omitted notice is to be applied;

         (ii) Demonstrates that the omission of the notice was inadvertent;

         (iii) Establishes that the use of the proposed notice is authorized;
and

         (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

         (2) The Contracting Officer may also:

         (i) Permit correction at the Recipient's expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or

         (ii) Correct any incorrect notices.

(g) Protection of Limited Rights Data and Restricted Computer Software

         When data other than that listed in subparagraphs (b)(1)(i); (ii), and
(iii) of this clause are specified to be delivered under this agreement and qualify as either limited rights data or restricted computer software, if the Recipient desires to continue protection of such data, the Recipient shall withhold such data and not furnish them to the Government under this agreement.
As a condition to this withholding, the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government are to be treated as limited rights data and not restricted computer software.

                                                                        CSB-1003
                                       5



(h)      Subaward/Contract

         The Recipient has the responsibility to obtain from its subrecipients/contractors all data and rights therein necessary to fulfill the Recipient's obligations to the Government under this agreement. If a subrecipient/contractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with the subaward/contract award without further authorization.

(i)      Additional Data Requirements

         In addition to the data specified elsewhere in this agreement to be delivered, the Contracting Officer may, at anytime during agreement performance or within a period of 3 years after acceptance of all items to be delivered under this agreement, order any data first produced or specifically used in the performance of this agreement. This clause is applicable to data ordered under this subparagraph. Nothing contained in this subparagraph shall require the Recipient to deliver any data the withholding of which is authorized by this clause, or data which are specifically identified in this agreement as not subject to this clause. When data are to be delivered under this subparagraph, the Recipient will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(j) The recipient agrees, except as may be otherwise specified in this award for specific data items listed as not subject to this paragraph that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this award, inspect at the Recipient's facility any data withheld pursuant to paragraph (g) of this clause, for purposes of verifying the Recipient's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative the Contracting Officer shall designate an alternate inspector. (End of clause)

04.      FAR 52.227-23 Rights to Proposal Data (Technical) (JUN 1987)

Except for data contained on pages_NONE_ , it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data--General" clause contained in this contract) in and to the technical data contained in the proposal dated _________________, upon which this contract is based.

05 10 CFR 600.325 Appendix A, Patent Rights (Small Business Firms and Nonprofit
Organizations) (OCT 2003)

(a)      Definitions

         Invention means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety
Protection Act (7 U.S.C. 2321 et seq.).

                                                                        CSB-1003
                                       6


         Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

         Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

         Practical application means to manufacture in the case of a composition or product, to practice in the case of a process or method, or operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

         Small business firm means a small business concern as defined at section 2 of Public Law 85-536 (16 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3 through 121.8 and 13 CFR 121.3 through 121.12, respectively, will be used. Subject invention means any invention of the Recipient conceived or first actually reduced to practice in the performance of work under this award, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant
Variety Protection Act, 7 U.S.C. 2401(d) must also occur during the period of award performance.

(b)      Allocation of Principal Rights

         The Recipient may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this Patent Rights clause and 35 U.S.C. 203. With respect to any subject invention in which the Recipient retains title, the Federal Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the U.S. the subject invention throughout the world.

(c) Invention Disclosure, Election of Title and Filing of Patent Applications by
Recipient

         (1) The Recipient will disclose each subject invention to DOE within two months after the inventor discloses it in writing to Recipient personnel responsible for the administration of patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the award under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Recipient will promptly notify DOE of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Recipient.

                                                                        CSB-1003
                                       7


         (2) The Recipient will elect in writing whether or not to retain title to any such invention by notifying DOE within two years of disclosure to DOE.
However, in any case where publication, on sale, or public use has initiated the one-year statutory period wherein valid patent protection can still be obtained in the U.S., the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

         (3) The Recipient will file its initial patent application on an invention to which it elects to retain title within one year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the U.S. after a publication, on sale, or public use. The Recipient will file patent applications in additional countries or international patent offices within either ten months of the corresponding initial patent application, or six months from the date when permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications when such filing has been prohibited by a Secrecy Order.

         (4) Requests for extension of the time for disclosure to DOE, election, and filing under subparagraphs (c)(1), (2), and (3) of this clause may, at the discretion of DOE, be granted.

(d)      Conditions When the Government May Obtain Title

         The Recipient will convey to DOE, upon written request, title to any subject invention:

         (1) If the Recipient fails to disclose or elect the subject invention within the times specified in paragraph (c) of this patent rights clause, or elects not to retain title; provided that DOE may only request title within 60 days after learning of the failure of the Recipient to disclose or elect within the specified times;

         (2) In those countries in which the Recipient fails to file patent applications within the times specified in paragraph (c) of this Patent Rights clause; provided, however, that if the Recipient has filed a patent application in a country after the times specified in paragraph (c) of this Patent Rights clause, but prior to its receipt of the written request of DOE, the Recipient shall continue to retain title in that country; or

         (3) In any country in which the Recipient decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in a reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum Rights to Recipient and Protection of the Recipient Right To File

         (1) The Recipient will retain a non-exclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Recipient fails to disclose the subject invention within the times specified in paragraph (c) of this Patent Rights clause. The
Recipient's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Recipient is a party and includes the right to grant sublicenses of the same scope of the extent the Recipient was legally obligated to do so at the time the award was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Recipient's business to which the invention pertains.

                                                                        CSB-1003
                                       8


         (2) The Recipient's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR part 404 and the agency's licensing regulation, if any. This license will not be revoked in that field of use or the geographical areas in which the Recipient has achieved practical application and continues to take the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at discretion of the funding Federal agency to the extent the Recipient, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

         (3) Before revocation or modification of the license, the funding
Federal agency will furnish the Recipient a written notice of its intention to revoke or modify the license, and the Recipient will be allowed thirty days (or such other time as may be authorized by DOE for good cause shown by the Recipient) after the notice to show cause why the license should not be revoked or modified. The Recipient has the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and the agency's licensing regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f)      Recipient Action To Protect Government's Interest

         (1) The Recipient agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

         (i) Establish or confirm the rights the Government has throughout the world in those subject inventions for which the Recipient retains title; and

         (ii) Convey title to DOE when requested under paragraph (d) of this Patent Rights clause, and to enable the government to obtain patent protection throughout the world in that subject invention.

         (2) The Recipient agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Recipient each subject invention made under this award in order that the Recipient can comply with the disclosure provisions of paragraph (c) of this Patent Rights clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. The disclosure format should require, as a minimum, the information requested by paragraph
(c)(1) of this Patent Rights clause. The Recipient shall instruct such employees through the employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

         (3) The Recipient will notify DOE of any decision not to continue prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

                                                                        CSB-1003
                                       9


         (4) The Recipient agrees to include, within the specification of any U.S. patent application and any patent issuing thereon covering a subject invention, the following statement: "This invention was made with Government support under (identify the award) awarded by (identify DOE). The Government has certain rights in this invention."

(g)      Subaward/Contract

         (1) The Recipient will include this Patent Rights clause, suitably modified to identify the parties, in all subawards/contracts, regardless of tier, for experimental, developmental or research work to be performed by a small business firm or nonprofit organization. The subrecipient/contractor will retain all rights provided for the Recipient in this Patent Rights clause, and the Recipient will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractors' subject inventions.

         (2) The Recipient will include in all other subawards/contracts, regardless of tier, for experimental, developmental or research work, the patent rights clause required by 10 CFR 600.325(c).

         (3) In the case of subawards/contracts at any tier, DOE, the Recipient, and the subrecipient/contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subrecipient/contractor and DOE with respect to those matters covered by the clause.

(h)      Reporting on Utilization of Subject Inventions

         The Recipient agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Recipient or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Recipient and such other data and information as DOE may reasonably specify. The Recipient also agrees to provide additional reports in connection with any march-in proceeding undertaken by DOE in accordance with paragraph (j) of this Patent Rights clause. As required by 35 U.S.C. 202(c)(5),
DOE agrees it will not disclose such information to persons outside the Government without the permission of the Recipient.

(i) Preference for United States Industry.

         Notwithstanding any other provision of this Patent Rights clause, the Recipient agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the U.S. unless such person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the U.S. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Recipient or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the U.S. or that under the circumstances domestic manufacture is not commercially feasible.

                                                                        CSB-1003
                                       10


(j)      March-in-Rights

         The Recipient agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with procedures at 37 CFR 401.6 and any supplemental regulations of the Agency to require the Recipient, an assignee or exclusive licensee of a subject invention to grant a non-exclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances and if the Recipient, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that:

         (1) Such action is necessary because the Recipient or assignee has not taken or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

         (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Recipient, assignee, or their licensees;

         (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Recipient, assignee, or licensee; or

         (4) Such action is necessary because the agreement required by paragraph (i) of this Patent Rights clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the U.S. is in breach of such agreement.

(k)      Special Provisions for Awards With Nonprofit Organizations

         If the Recipient is a nonprofit organization, it agrees that:

         (1) Rights to a subject invention in the U.S. may not be assigned without the approval of DOE, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the Recipient;

         (2) The Recipient will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C.
202(e) and 37 CFR 401.10;

         (3) The balance of any royalties or income earned by the Recipient with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific or engineering research or education; and

         (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms and that it will give preference to a small business firm if the Recipient determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided that the Recipient is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Recipient. However, the Recipient agrees that the


                                                                        CSB-1003
                                       11


Secretary of Commerce may review the Recipient's licensing program and decisions regarding small business applicants, and the Recipient will negotiate changes to its licensing policies, procedures or practices with the Secretary when the Secretary's review discloses that the Recipient could take reasonable steps to implement more effectively the requirements of this paragraph (k)(4).

(l)      Communications

         All communications required by this Patent Rights clause should be sent to the DOE Patent Counsel address listed in the Award Document.

m b)     Electronic Filing

         Unless otherwise Specified in the award, the information identified in paragraphs (f)(2) and (f)(3) may be electronically filed. [End of clause].


                                                                        CSB-1003
                                       12



Applicant's Name:       Startech Environmental Corp.                 Award Number:      DE-FC36-04GO14233 A001        Attachment #3
                        ----------------------------                                    ----------------------
                                              Budget Information - Non Construction Programs
                                                                                                          OMB Approval No.0348-0044
------------------------------------------------------------------------------------------------------------------------------------
Section A - Budget Summary
----------------------------------------------------------------------------------- ------------------------------------------------
  Grant Program Function    Catalog of Federal       Estimated Unobligated Funds                  New or Revised Budget
        or Activity        Domestic Assistance
            (a)                    Number (b)
------------------------------------------------------------------------------------------------------------------------------------
                                                  Federal         Non-Federal        Federal         Non-Federal           Total
                                                    (c)               (d)              (e)               (f)                (g)
------------------------------------------------------------------------------------------------------------------------------------
1. Task 1                                                                            $82,922.00         $20,730.00       $103,652.00
------------------------------------------------------------------------------------------------------------------------------------
2. Task 2                                                                           $187,084.00         $46,771.00       $233,855.00
------------------------------------------------------------------------------------------------------------------------------------
3. Task 3                                                                           $225,994.00         $56,499.00       $282,493.00
------------------------------------------------------------------------------------------------------------------------------------
4. $0.00
------------------------------------------------------------------------------------------------------------------------------------
5     Totals                                         $0.00              $0.00       $496,000.00        $124,000.00       $620,000.00
------------------------------------------------------------------------------------------------------------------------------------
Section B - Budget
Categories
------------------------------------------------------------------------------------------------------------------------------------


---------------------------- -------------------------------------------------------------------------- ------------------------
                                                 Grant Program, Function or Activity
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Total
6.  Object Class Categories                           (1) Task 1      (2) Task 2       (3) Task 3      (4)              (5)
--------------------------------------------------------------------------------------------------------------------------------
     a.  Personnel                                    $30,949.00       37,295.00       $30,036.00                    $98,280.00
--------------------------------------------------------------------------------------------------------------------------------
     b.  Fringe Benefits                              $12,565.00       15,142.00       $12,195.00                    $39,902.00
--------------------------------------------------------------------------------------------------------------------------------
     c.  Travel                                        $4,000.00                                                      $4,000.00
--------------------------------------------------------------------------------------------------------------------------------
     d.  Equipment                                                     36,900.00                                     $36,900.00
--------------------------------------------------------------------------------------------------------------------------------
     e.  Supplies                                        $800.00       60,320.00        $4,000.00                    $65,120.00
--------------------------------------------------------------------------------------------------------------------------------
     f.  Contractual                                                   17,516.00      $153,302.00                   $170,818.00
--------------------------------------------------------------------------------------------------------------------------------
     g. Construction $0.00
--------------------------------------------------------------------------------------------------------------------------------
     h.  Other                                                                         $29,254.00                    $29,254.00
--------------------------------------------------------------------------------------------------------------------------------
     i.  Total Direct Charges (sum of 6a-6h)          $48,314.00     $167,173.00      $228,787.00     $0.00         $444,274.00
--------------------------------------------------------------------------------------------------------------------------------
     j.  Indirect Charges                             $55,337.00      $66,683.00       $53,706.00                   $175,726.00
--------------------------------------------------------------------------------------------------------------------------------
     k.  Totals (sum of 6i and 6j)                   $103,651.00     $233,856.00      $282,493.00     $0.00         $620,000.00
--------------------------------------------------------------------------------------------------------------------------------
7. Program Income $0.00
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 SF-424A (Rev. 4-92)
                                                                                                    Prescribed by OMB Circular A-102

Previous Edition Usable                               Authorized for Local Reproduction

                                                                    Page 1 of 1







------------------------------------------------------------------------------------------------------------------------------------
1.   Identification Number: 2. Program/Project Title: DE - FC36 - 04GO14233.A001
     Startech Hydrogen Production Project

------------------------------------------------------------------------------------------------------------------------------------
3.   Recipient: Startech Environmental Corp.

------------------------------------------------------------------------------------------------------------------------------------
4. Reporting Requirements:                             Frequency           No. of Copies                       Addressees

MANAGEMENT REPORTING
[x] Progress Report                                       Q
[x] Special Status Report                                 A

SCIENTIFIC/TECHNICAL REPORTING
(Reports/Products must be submitted with appropriate DOE F 241. The forms are available at www.osti.gov/elink.)

         Report/Product                    Form
[x]Final Scientific/Technical Report    DOE F 241.3       F
[x]Conference papers/proceedings*       DOE F 241.3       A
[x]Software/Manual                      DOE F 241.4       A              Upload only 1 copy to        All reports must be submitted
[ ]Other (see special instructions)     DOE F 241.3                      the address in the           via https://www.eere-
 * Scientific and technical conferences only                             next column at the           pmc.energy.gov/Submit Report.
                                                                         interval specified in                  asp.
                                                                         the previous column
FINANCIAL REPORTING
[x]SF-269, Financial Status Report                        FQ
[ ]SF-269A, Financial Status Report (short form)
[ ]SF-272, Federal Cash Transactions Report

CLOSEOUT REPORTING
[x]Final Invention and Patent Report                      F
[x]Property Certification                                 F
[ ]Other (Final Narrative Report)

OTHER REPORTING
[x]Other (see special instructions)                       A
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FREQUENCY CODES AND DUE DATES:
     A - Within 5 calendar days after events or as specified.
     F - Final; 90 calendar days after expiration or termination of the award.
     Y - Yearly; 90 days after the end of the reporting period.
     S - Semiannually; within 30 days after end of reporting period.
     Q - Quarterly; within 30 days after end of the reporting period.

------------------------------------------------------------------------------------------------------------------------------------
5. Special Instructions: Forms are available at http://www.eere.energy.gov/golden/funding_post_award.html.




         Special Status Report: Provide notice of problems, delays, or adverse conditions which materially impair the
         Recipient's ability to meet the objectives of the award or developments that have significant favorable impact on the project. The report must incluse remedial action to be taken to correct or resolve any problem or adverse condition.
         Other: Provide input on project accomplishments to the annual Hydrogen, Fuel Cells & Infrastructure Program Progress
         Report upon request.
------------------------------------------------------------------------------------------------------------------------------------


                Federal Assistance Reporting Instructions (12/04)

I.       MANAGEMENT REPORTING

         Progress Report

         The Progress Report must provide a concise narrative assessment of the status of work and include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting Checklist:

         1.   The DOE award number and name of the recipient.

         2. The project title and name of the project director/principal investigator.

         3.   Date of report and period covered by the report.

         4. A comparison of the actual accomplishments with the goals and objectives established for the period and reasons why the established goals were not met.

         5. A discussion of what was accomplished under these goals during this reporting period, including major activities, significant results, major findings or conclusions, key outcomes or other achievements. This section should not contain any proprietary data or other information not subject to public release. If such information is important to reporting progress, do not include the information, but include a note in the report advising the reader to contact the Principal Investigator or the Project Director for further information.

         6. Cost Status. Show approved budget by budget period and actual costs incurred. If cost sharing is required break out by DOE share, recipient share, and total costs.

         7. Schedule Status. List milestones, anticipated completion dates and actual completion dates. If you submitted a project management plan with your application, you must use this plan to report schedule and budget variance. You may use your own project management system to provide this information.

         8. Any changes in approach or aims and reasons for change. Remember significant changes to the objectives and scope require prior approval by the contracting officer.

         9. Actual or anticipated problems or delays and actions taken or planned to resolve them.

         10. Any absence or changes of key personnel or changes in consortium/teaming arrangement.

         11. A description of any product produced or technology transfer activities accomplished during this reporting period, such as:

              A. Publications (list journal name, volume, issue); conference papers; or other public releases of results. Attach or send copies of public releases to the DOE Project Officer identified in Block 11 of the Notice of Financial Assistance Award.

              B. Web site or other Internet sites that reflect the results of this project.

              C.  Networks or collaborations fostered.

              D.  Technologies/Techniques.

              E.  Inventions/Patent Applications.

              F. Other products, such as data or databases, physical collections, audio or video, software or netware, models, educational aid or curricula, instruments or equipment.

         Special Status Report

         The recipient must report the following events by e-mail as soon as possible after they occur:

         1. Developments that have a significant favorable impact on the project.

         2. Problems, delays, or adverse conditions which materially impair the recipient's ability to meet the objectives of the award or which may require DOE to respond to questions relating to such events from the public. For example, the recipient must report any of the following incidents and include the anticipated impact and remedial action to be taken to correct or resolve the problem/condition:

              a. Any single fatality or injuries requiring hospitalization of five or more individuals.

              b.  Any significant environmental permit violation.

              c. Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes or regulations.

              d. Any incident which causes a significant process or hazard control system failure.

              e. Any event which is anticipated to cause a significant schedule slippage or cost increase.

              f.  Any damage to Government-owned equipment in excess of $50,000.

              g. Any other incident that has the potential for high visibility in the media.

II.      SCIENTIFIC/TECHNICAL REPORTS

         Final Scientific/Technical Report

         Content. The final scientific/technical report must include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting
              Checklist:

         1. Identify the DOE award number; name of recipient; project title; name of project director/principal investigator; and consortium/teaming members.

         2. Display prominently on the cover of the report any authorized distribution limitation notices, such as patentable material or protected data. Reports delivered without such notices may be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use or reproduction of such reports.

         3. Provide an executive summary, which includes a discussion of 1) how the research adds to the understanding of the area investigated; 2) the technical effectiveness and economic feasibility of the methods or techniques investigated or demonstrated; or 3) how the project is otherwise of benefit to the public. The discussion should be a minimum of one paragraph and written in terms understandable by an educated layman.

         4. Provide a comparison of the actual accomplishments with the goals and objectives of the project

         5. Summarize project activities for the entire period of funding, including original hypotheses, approaches used, problems encountered and departure from planned methodology, and an assessment of their impact on the project results. Include, if applicable, facts, figures, analyses, and assumptions used during the life of the project to support the conclusions.

         6. Identify products developed under the award and technology transfer activities, such as:

              a. Publications (list journal name, volume, issue), conference papers, or other public releases of results. If not provided previously, attach or send copies of any public releases to the DOE Project Officer identified in Block II of the Notice of Financial Assistance Award;

              b. Web site or other Internet sites that reflect the results of this project;

              c.  Networks or collaborations fostered;

              d.  Technologies/Techniques;

              e.  Inventions/Patent Applications, licensing agreements; and

              f. Other products, such as data or databases, physical collections, audio or video, software or netware, models, educational aid or curricula, instruments or equipment.

         7. For projects involving computer modeling, provide the following information with the final report:

              a. Model description, key assumptions, version, source and intended use;

              b. Performance criteria for the model related to the intended use;

              c. Test results to demonstrate the model performance criteria were met (e.g., code verification/validation, sensitivity analyses, history matching with lab or field data, as appropriate);

              d.  Theory behind the model, expressed in non-mathematical terms;

              e. Mathematics to be used, including formulas and calculation methods;

              f. Whether or not the theory and mathematical algorithms were peer reviewed, and, if so, include a summary of theoretical strengths and weaknesses;

              g.  Hardware requirements; and

              h.  Documentation (e.g., users guide, modle code).

         Electronic Submission. The final scientific/technical report must be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.gov/elink-2413.

         Electronic Format. Reports must be submitted in the ADOBE PORTABLE DOCUMENT FORMAT (PDF) and be one integrated PDF file that contains all text, tables, diagrams, photographs, schematic, graphs, and charts. Materials, such as prints, videos, and books, that are essential to the report but cannot be submitted electronically, should be sent to the DOE Award Administrator at the address listed in Block 12 of the Notice of Financial Assistance Award.

         Submittal Form. The report must be accompanied by a completed electronic version of DOE Form 241.3, "U.S. Department of Energy (DOE), Announcement of Scientific and Technical Information (STI)." You can complete, upload, and submit the DOE F.241.3 online via E-Link. You are encouraged not to submit patentable material or protected data in these reports, but if there is such material or data in the report, you must:
         (1) clearly identify patentable or protected data on each page of the report; (2) identify such material on the cover of the report; and (3) mark the appropriate block in Section K of the DOE F 241.3. Reports must not contain any limited rights data (proprietary data), classified information, information subject to export control classification, or other information not subject to release. Protected data is specific technical data, first produced in the performance of the award that is protected from public release for a period of time by the terms of the award agreement.

         Conference Papers/Proceedings

         Content. The recipient must submit a copy of any conference papers/proceedings, with the following information: (1) Name of conference; (2) Location of conference; (3) Date of conference; and (4) Conference sponsor.

         Electronic Submission. Scientific/technical conference paper/proceedings must be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.g_ov/elink-2413.
         Non-scientific/technical conference papers/proceedings must be sent to the URL listed on the Reporting Checklist.

         Electronic Format. Conference papers/proceedings must be submitted in the ADOBE PORTABLE DOCUMENT FORMAT (PDF) and be one integrated PDF file that contains all text, tables, diagrams, photographs, schematic, graphs, and charts. If the proceedings cannot be submitted electronically, they should be sent to the DOE Award Administrator at the address listed in Block 12 of the Notice of Financial Assistance Award.

         Submittal Form. Scientific/technical conference papers/proceedings must be accompanied by a completed DOE Form 241.3. The form and instructions are available on E-Link at http://www.osti.gov/elink-2413. This form is not required for non-scientific or non-technical conference papers or proceedings.

         Software/Manual

         Content. Unless otherwise specified in the award, the following must be delivered: source code, the executable object code and the minimum support documentation needed by a competent user to understand and use the software and to be able to modify the software in subsequent development efforts.

         Submission. Software/manual submissions must be sent to the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award. The submission must be sent on a CD-ROM, 3.5 "floppy disk", or zip disk.

         Submittal Form. Each software deliverable and its manual must be accompanied by a completed DOE Form 241.4 "Announcement of U.S. Department of Energy Computer Software." The form and instructions are available on E-Link at http://www.osti.gov/estsc/doe2414.pdf.

III.     FINANCIAL REPORTING

         Recipients must complete the financial reports identified on the Reporting Checklist in accordance with the report instructions. These standard forms are available at http://www.whitehouse.gov/omb/grants/index.html. Fillable forms are available at www.grants.pr.doe.gov.

IV.      CLOSEOUT REPORTS

         Final Invention and Patent Report

         The recipient must provide a DOE Form 2050.11, "PATENT CERTIFICATION." This form is available at http://www.directives.doe.gov/pdfs/forms/2050-11.pdf and www.grants.pr.doe.gov.

         Property Certification

         The recipient must provide the Property Certification, including the required inventories of non-exempt property, located at www.grants.pr.doe.gov .

                                                        DE-FC36-04GO14233, A001
                                                                   Attachment 5


                             Statement of Objectives

                      Startech Hydrogen Production Project

Project Summary:
----------------
The purpose of this project is to evaluate viability of hydrogen production from waste materials using an integrated system consisting of a Plasma Converter and a StarCell(TM) multistage ceramic membrane hydrogen separation system. This is a renewal of DOE award DE-FC36-04GO14233.

     o Implement and test PCS design improvements; focus on improved thermal efficiency and clean synthesis gas production
     o Implement and test StarCell(TM) System improvements; focus on increased throughput and increased yield
     o    Integrated system testing:

          o Characterize the performance of the integrated Plasma Converter and StarCell(TM) Systems for hydrogen production and purification from surrogate medical / municipal waste and coal.
          o Compare integrated hydrogen production performance to baseline data, conventional technologies, and DOE benchmarks.
          o Run parametric studies to evaluate design improvements made to the PCS and the StarCell(TM) separation system.
          o Determine the effect of process contaminants on the StarCell(TM) system.
     o Compare system test results with DOE targets for gasification and membrane separation.

Tasks:
------

Task 1- Management and Support

        Subtask 1.1 - Development Program Plan
        A program plan will be developed describing in detail the work required to fulfill the program Scope of work. Program plan information will include tasks to be completed in the scope of work, responsible parties, and a timeline for completion of program tasks. The Program plan will also serve as a tool for communicating the work breakdown structure and resource requirements to those who will work on or be affected by the test program.

        Subtask 1.2 - Develop Test Plan
        The Test Plan will describe test specific calibration procedures, methods for determining process parameters, test documentation requirements, sampling techniques and frequency, information required to perform the testing, and data to be taken before, during and after testing. The test plan will provide guidance in the gasification of all feedstocks tested under this program as well as evaluation of the hydrogen separation performance.

        Subtask 1.3 - Program Management
         Program management is an ongoing task whose ultimate output is the timely and cost effective completion of the program objectives. Program management is documented through reports that will be submitted at the end of each month of work. Each report will consist of a description of the work performed during that month and should correlate to the program schedule and work breakdown structure laid out in the Program Plan. Startech will notify the customer of deviation from the program plan and provide justification for that deviation via the monthly reports.

         Program reviews, Project meetings, and other administrative functions or documentation used to communicate program status are all considered to be part of the Program Management subtask.

Task 2 - Perform System Modifications
System modification encompasses changes to the Plasma Converter, Gas Handling Equipment, StarCell Hydrogen purification system, and instrumentation to facilitate hydrogen production and process evaluation. The intent of system modification is to optimize the overall system configuration for the efficient and reliable production of hydrogen product. StarCell modifications are expected to encompass additional membrane capacity and incorporation of membrane improvements. PCS modifications are expected to encompass novel Sulfur removal techniques, thermal system integration, and process analysis instrumentation improvements. Specific modifications will be described further in the Program Plan.

Task 3 - Perform Testing
Testing of the integrated Hydrogen production system encompasses all aspects of system characterization both on the feedstock gasification side of the process and on the hydrogen separation side of the process. Testing, data collection, and process analysis will be performed in accordance with the Test Plan completed in Subtask 1.2. Testing resources have been allocated to support 3 feedstocks tested in triplicate constituting a total of 9 test runs. Frequency of various sampling during each test run will be defined by the Test Plan. Data will be collected in several forms for each test run including online data logging, manual data logging, grab sample internal analysis, and independent laboratory sample analysis. The feedstocks proposed for testing are surrogate wastes composed to represent a medical / municipal waste feedstock, and coal as a basis for comparison with other gasification technologies. The exact feedstock composition is subject to change based on guidance from DOE targeting feedstocks that may better support a hydrogen economy.

The deliverables for Task 3 will be the submittal of a written Test Report that will include a description of each test performed as well as data and analysis of each test run performed. Process feasibility will be determined by comparing performance and economic metrics of the Plasma Gasification System and the StarCell Hydrogen Purification system with DOE Targets and Barriers.